SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

111 North Branch Street, Sellersville, Pennsylvania	18960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 258-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 3, 2008, the Company’s Board of Directors, after discussion with the Company’s independent auditors, authorized the restatement of our financial statements included in the following reports: our previously issued (audited) financial statements for the year ended December 31, 2007 included in our First Amendment to Form 8-K, reflecting the acquisition on March 4, 2008 of Altony S.A., as filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2008; our previously issued (unaudited) consolidated financial statements for the three months ended March 31, 2008 included in our quarterly report on Form 10-QSB as filed with the Commission on July 3, 2008; and our previously issued (unaudited) consolidated financial statements for the three and six months ended June 30, 2008 in our quarterly report on Form 10-Q as filed with the Commission on September 17, 2008. In all cases, the restatement resulted from the adoption in a change in accounting treatment of the consolidated balance sheet at December 31, 2007, reflecting the Company’s acquisition of Altony S.A. and its wholly-owned subsidiary South American Hedge Fund LLC, as more fully described in our current report on Form 8-K as filed with the Commission on March 11, 2008.

The restatements will not affect the Company’s previously issued (audited) consolidated financial statements for the years ended December 31, 2007 and 2006 included in our annual report on Form 10-KSB as filed with the Commission on April 15, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.
Date: November 20, 2008
	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman Executive Vice President and Principal Executive Officer